UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011

Applied Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 727-5555
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 3, 2011, Applied Materials, Inc., a Delaware corporation (“Applied”), Barcelona Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied (“Merger Sub”), and Varian Semiconductor Equipment Associates, Inc., a Delaware corporation (“Varian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, upon the terms and subject to the conditions thereof, merge with and into Varian (the “Merger”), with Varian surviving the Merger as a wholly-owned subsidiary of Applied. Varian designs, manufactures, markets and services semiconductor processing equipment and is the leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. The boards of directors of each of Applied and Varian have unanimously approved the Merger Agreement and the Merger.
Upon the Merger becoming effective (the “Effective Time”), by virtue of the Merger and without any further action on the part of Applied, Merger Sub, Varian or any stockholder of Varian, each share of Varian common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $63 in cash, without interest (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement (excluding shares that are: (i) held by Applied, Merger Sub or any other wholly-owned subsidiary of Applied; (ii) held by Varian or any wholly-owned subsidiary of Varian (or held in Varian’s treasury); or (iii) held by stockholders of Varian, if any, who properly exercise their appraisal rights under Delaware law). At the Effective Time, certain equity awards held by employees of Varian will be converted into cash equal to the difference between the Merger Consideration and the exercise price, if any, of such awards, while other equity awards held by employees of Varian will be assumed by Applied and converted into equity awards of Applied on substantially equivalent terms.
The completion of the Merger is subject to various customary closing conditions, including the adoption of the Merger Agreement by the stockholders of Varian entitled to vote thereon, as well as receipt of certain domestic and foreign antitrust approvals (including under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).
The Merger Agreement contains customary representations, warranties and covenants by Applied, Merger Sub and Varian. Varian has agreed, among other things, not to solicit any offer or proposal for a competing or alternative transaction, or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, any competing or alternative transaction. In addition, certain covenants require each of the parties to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement also requires Varian to call and hold a stockholders’ meeting and, subject to certain exceptions, requires the board of directors of Varian to recommend approval of the Merger.
The Merger Agreement contains certain termination rights and provides that (i) upon the termination of the Merger Agreement under specified circumstances, including, among others, by Varian to accept a superior offer or by Applied upon a change in the recommendation of Varian’s board of directors, Varian will owe Applied a cash termination fee of $147 million; and (ii) upon termination of the Merger Agreement due to the failure to obtain certain antitrust approvals, Applied will owe Varian a cash termination fee of $200 million.

Applied expects to finance the Merger through a combination of existing cash balances and debt. For further information regarding financing commitments obtained by Applied, see Item 8.01 below.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Varian or Applied. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by Varian to Applied in connection with the signing of the Merger Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Varian and Applied rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Varian or Applied.
Item 7.01 Regulation FD Disclosure.
On May 4, 2011, Applied and Varian issued a joint press release announcing execution of the Merger Agreement, the text of which is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.
Item 8.01 Other Events.
Applied has received certain financing commitments in connection with the Merger, as described below.
On May 3, 2011, Applied entered into a commitment letter (the “Bridge Facility Commitment Letter”) with J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., and Morgan Stanley Senior Funding Inc. (collectively, the “Commitment Parties”). Pursuant to the Bridge Facility Commitment Letter, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., and Morgan Stanley Senior Funding, Inc. (or their affiliates) have committed to provide a one-year senior bridge term loan facility in the amount of up to $2.0 billion to be available to fund a portion of the cash consideration to be paid by Applied in the Merger. The commitment is subject to customary closing conditions. Applied plans to arrange long-term debt financing.
Applied has in place an undrawn $1.0 billion unsecured revolving credit facility (the “Existing Credit Facility”) entered into with Citicorp USA, Inc. and certain other lenders, which is scheduled to expire on January 26, 2012 and which was previously disclosed in Current Reports on Form 8-K filed on January 26, 2007 and May 22, 2009. On May 3, 2011, Applied and the Commitment Parties entered into a second commitment letter (the “Credit Facility Commitment Letter”) for another credit facility to be available to fund a portion of the cash consideration to be paid by Applied in the Merger and for general corporate purposes. The Credit Facility Commitment Letter provides for the Commitment Parties to use commercially reasonable efforts to arrange a new four-year $1.5 billion senior unsecured revolving credit facility that would replace the Existing Credit Facility. The commitment is subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1*	Agreement and Plan of Merger dated as of May 3, 2011, among Applied Materials, Inc., Barcelona Acquisition Corp. and Varian Semiconductor Equipment Associates, Inc.

99.1	Joint Press Release issued by Applied Materials, Inc. and Varian Semiconductor Equipment Associates, Inc., dated May 4, 2011.

*	Schedules and certain exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Applied hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
Forward-Looking Statements
This Form 8-K contains forward-looking statements, including those regarding the proposed Merger and expected financing arrangements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner, or at all, and approval by Varian’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including related to the Merger itself); and other risks described in Applied’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Applied does not undertake any obligation to update any forward-looking statements.
Additional Information and Where to Find It
Varian intends to file with the SEC a proxy statement in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of Varian and will contain important information about the proposed Merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Varian with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department, or by telephone at 978-282-2000.
Participants in the Solicitation
Varian and Applied, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Varian’s stockholders in connection with the proposed Merger. Information about Varian’s directors and executive officers is set forth in Varian’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on December 1, 2010, and its Annual Report on Form 10-K for the year ended October 1, 2010, which was filed with the SEC on November 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department, or by telephone at 978-282-2000, or by going to Varian’s Investor Relations page on its corporate web site at www.vsea.com. Information about Applied’s directors and executive officers is set forth in Applied’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on January 27, 2011, and its Annual Report on Form 10-K for the year ended October 31, 2010, which was filed with the SEC on December 10, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Applied by contacting Investor Relations by mail at Applied Materials, 3050 Bowers Avenue, M/S 1261, P.O. Box 58039, Santa Clara, CA 95052-8039, Attn: Investor Relations Department, or by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Varian intends to file with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Dated: May 4, 2011

	By:	/s/ JOSEPH J. SWEENEY Joseph J. Sweeney
Senior Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of May 3, 2011, among Applied Materials, Inc., Barcelona Acquisition Corp. and Varian Semiconductor Equipment Associates, Inc.

99.1	Joint Press Release issued by Applied Materials, Inc. and Varian Semiconductor Equipment Associates, Inc., dated May 4, 2011.

*	Schedules and certain exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Applied hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.